Exhibit 99.1

COMPANY CONTACT

Sean Mahoney (240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK ACQUIRES L’AUBERGE DE SEDONA AND ORCHARDS INN SEDONA FOR $97 MILLION

Iconic Assets with Asset Management Upside in Attractive, High-Growth Resort Market with No Near-Term New Supply

Highest RevPAR in Portfolio

BETHESDA, Maryland, February 28, 2017 — DiamondRock Hospitality Company (the “Company”) (NYSE:DRH) today announced that it has acquired L’Auberge de Sedona (“L’Auberge”), an award winning luxury resort, and the Orchards Inn Sedona (“Orchards Inn”), an adjacent hotel, each located in the heart of Sedona, Arizona (collectively, the “Resorts”) in an off-market transaction.  The contractual purchase price of $97 million represents an approximately 8% yield and 12.6 multiple on the Resorts’ forecasted 2017 Hotel earnings before interest, taxes, depreciation and amortization (“EBITDA”).

“This acquisition represents a rare opportunity to own two high-quality resort properties in a coveted, high barrier-to-entry resort market,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company.  “While we believe the initial pricing of the deal is attractive, we have identified significant opportunities to increase profitability through the implementation of our well-proven asset management practices and thoughtful capital enhancements.”

Ranked as the number one hotel in the Southwest by Condé Nast in 2016, the 88-room L’Auberge and the adjacent 70-room Orchards Inn are situated within the heart of Uptown Sedona. Combined, the Resorts include 158 guest rooms, 5,000 square feet of premium meeting space, including some of the Southwest’s most unique outdoor wedding venues, and two restaurants.  Since 2015, over $14 million has been invested into the Resorts, focusing on the guest rooms and a re-concepting of the two restaurants.

The Company plans to position the Resorts to capture additional revenue and market share through a $5 million capital investment plan that will enhance the luxury cottages at L’Auberge and reposition the Orchards Inn to capture additional room revenue.  These renovations are expected to be minimally disruptive and completed in the off-seasons over the next two years.  The Company has a number of asset management initiatives it plans to implement in order to increase cash flow, including labor productivity initiatives, lowering food & beverage costs and creating additional revenue sources. The Company expects these initiatives will drive a stabilized EBITDA of approximately $9.5 million over the next two to three years.

The Sedona market is one of the highest-growth markets in the US, with RevPAR increasing 11.3% in 2016.  The market’s RevPAR grew at a 5.7% CAGR over the last 10 years, over 200bps greater than the long-run US average. Sedona has no new hotel supply under development in the near-term.

Sedona’s climate and unique natural landscape consistently generate strong hotel demand and make it one of the top resort markets in the country with annual RevPAR similar to Napa, CA. Proximity to Phoenix and the Grand Canyon make Sedona an ideal destination for visitors to the greater Southwest region. The Resorts are located within two hours of multiple cities and National Parks, including Phoenix, Flagstaff and the Grand Canyon. The recently completed Arizona highway improvement project has improved accessibility to Sedona and ease of travel throughout the state.

Sedona benefits from a vibrant outdoor and artistic climate. Located within the 1.8 million acre Coconino National Forest, the massive Red Rock formations and 100 hiking trails attract hikers, mountain bikers, and Jeep enthusiasts year round.  Downtown Sedona is home to nearly 100 eclectic art galleries, primarily located in art-focused retail developments. Additionally, Sedona has hosted several annual art festivals a year, including the Sedona International Film Festival, the

Illuminate Film Festival and the Sedona Arts Festival.

The Company funded the acquisition with existing corporate cash and currently maintains over $100 million in unrestricted corporate cash.

Updated Guidance

The Company is updating its guidance for 2017 to reflect the acquisitions of L’Auberge and Orchards Inn. There are no other updates to the Company’s guidance. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016. Refer to pages 5 and 6 of this press release for a reconciliation of the below non-GAAP financial measures to the most directly comparable GAAP financial measure.

	Previous Guidance		Adjustment for	Current Guidance
Metric	Low End	High End	Acquisitions	Low End	High End
Comparable RevPAR Growth	-1.0 percent	1.0 percent	—	-1.0 percent	1.0 percent
Adjusted EBITDA	$231 million	$244 million	$7.5 million	$238.5 million	$251.5 million
Adjusted FFO	$186 million	$196 million	$7.0 million	$193 million	$203 million
Adjusted FFO per share (based on 201.5 million shares)	$0.92 per share	$0.97 per share	$0.04 per share	$0.96 per share	$1.01 per share

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations.  The Company, as of the date herein, owns 28 premium quality hotels with over 9,600 rooms. The Company has strategically positioned its hotels to be operated both under leading global brands such as Hilton, Marriott, and Westin and boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, whether in the negative or affirmative and include statements related to the Company’s expectations regarding forecasted EBITDA, including Stabilized EBITDA, repositioning plans and capital investments, profit margin improvements, and future refinancing initiatives. Forward-looking statements are based on management’s current expectations and assumptions and are not guarantees of future performance.  Factors that may cause actual results to differ materially from current expectations include those risk factors and other factors discussed from time to time in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016. Accordingly, there is no assurance that our expectations will be realized. Except as otherwise required by the federal securities laws, we expressly disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this press release to reflect events, circumstances or changes in expectations after the date of this press release.

Reconciliation of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.  Refer to “Non-GAAP Financial Measures” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The following table is a reconciliation of GAAP net income to EBITDA and Adjusted EBITDA:

	Previous Full Year 2017 Guidance		Updated Full Year 2017 Guidance
	Low End	High End	Low End	High End
Net income	$87,800	$98,800	$91,700	$102,700
Interest expense	38,000	37,000	38,000	37,000
Income tax expense	7,000	11,000	7,500	11,500
Real estate related depreciation and amortization	94,000	93,000	97,100	96,100
EBITDA	226,800	239,800	234,300	247,300
Non-cash ground rent	6,100	6,100	6,100	6,100
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,900)	(1,900)	(1,900)	(1,900)
Adjusted EBITDA	$231,000	$244,000	$238,500	$251,500

The following table is a reconciliation of GAAP net income to FFO and Adjusted FFO:

	Previous Full Year 2017 Guidance		Updated Full Year 2017 Guidance
	Low End	High End	Low End	High End
Net income	$87,800	$98,800	$91,700	$102,700
Real estate related depreciation and amortization	94,000	93,000	97,100	96,100
FFO	181,800	191,800	188,800	198,800
Non-cash ground rent	6,100	6,100	6,100	6,100
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,900)	(1,900)	(1,900)	(1,900)
Adjusted FFO	$186,000	$196,000	$193,000	$203,000
Adjusted FFO per diluted share	$0.92	$0.97	$0.96	$1.01

The following table is a reconciliation of GAAP hotel net income to Hotel EBITDA:

	L’Auberge and Orchards Inn
	2017 Ownership Period	2017 Full Year
Net income	$3,900	$3,400
Interest expense	—	—
Income tax expense	500	600
Real estate related depreciation and amortization	3,100	3,700
Adjusted EBITDA	$7,500	$7,700

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP.  EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets.  The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding:  (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs).  With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control.  We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBIDTA when combined with GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor’s complete understanding of our consolidated and property-level operating performance.  Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•                                          Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.  We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•                                          Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•                                          Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle.  We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•                                          Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•                                          Hotel Acquisition Costs:  We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•                                          Severance Costs:  We exclude corporate severance costs incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•                                          Hotel Manager Transition Costs:  We exclude the transition costs associated with a change in hotel manager because we believe these costs do not reflect the ongoing performance of the Company or our hotels. During the year ended December 31, 2015, we excluded the transition costs associated with the change of hotel managers in connection with the acquisitions of the Westin Fort Lauderdale and the Shorebreak Hotel.

•                                          Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels.  Such items may include, but are not limited to the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; bargain purchase gains incurred upon acquisition of a hotel; and gains from insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses are based on historical cost accounting and represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments.  We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.